UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22,2007

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MediaREADY, Inc.

(Exact Name of Registrant as Specified in Its Charter)

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Florida	0-31497	65-1001686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 East Las Olas Blvd. Suite 710 Ft. Lauderdale, Fla. 33301

(Address of Principal Executive Offices) (Zip Code)

(954) 527-7780

Registrant’s Telephone Number, Including Area Code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities

On May 22, 2007, MediaREADY, Inc. (the “Company”) issued to China Direct Investments, Inc., a Florida corporation (the “Consultant”) 2,500,000 shares of restricted common stock of the Company.

This share issuance was part of a Consulting and Management Agreement (the “Agreement”) entered into by the Company with Consultant. Pursuant to the Agreement, Consultant has agreed to provide general corporate and business consulting services to Company pertaining to potential Company transactions contemplated with entities from the Peoples Republic of China.

The share issuance was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of that Act.

The Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01

Regulation FD Disclosure

On May 23, 2007, the Company issued a press release announcing its entry into a Consulting and Management Agreement with China Direct Investments, Inc. referenced in Item 3.02 of this Current Report on Form 8-K. The press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.

Financial Statements And Exhibits

(d)

Exhibits

Exhibit No.	Description
99.1	Consulting and Management Agreement dated May 22, 2007
99.2	Press release, dated May 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 23, 2007

MEDIAReady, INC.

By:	/s/ V. JEFFREY HARRELL
V. Jeffrey Harrell,
CEO/President

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